U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

FEBRUARY 25, 2009
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.
(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of Principal Executive Offices)	80228 (Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mesa Laboratories, Inc., a supplier of instruments and consumables for manufacturing quality control applications, on February 25, 2009, announced the appointment of Mr. Evan Guillemin to its Board of Directors. Mr. Guillemin brings extensive experience to Mesa from his role as Chief Financial Officer (CFO) and Analyst at Select Equity Group Inc., a registered investment adviser based in New York City. Mr. Guillemin joined Select Equity Group in 2004 and has managed various aspects of finance and operations at the firm since then, in addition to working as an analyst on the research team. He also oversees direct investments on behalf of the firm and its principals.

Prior to joining Select Equity Group, Mr. Guillemin served as CFO of Alloy Merchandising Group Inc., the successor to Delias Inc. Mr. Guillemin was an executive and board member of Delias Inc., a NASDAQ-traded specialty retailing company. He served as CFO and then Chief Operating Officer of Delias from 1996 to 2003, when the company was acquired by Alloy Inc.

Mr. Guillemin holds a Bachelor of Arts degree from Yale University and a Master’s Degree in Business Administration with distinction from Harvard Business School. He serves in an advisory capacity to several local charitable organizations in New York City, where he lives with his family.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

d)     Exhibits:

99.1 Press Release issued February 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC. (Issuer)

DATED: February 25, 2009	BY:	/s/ Luke R. Schmieder
Luke R. Schmieder Chief Executive Officer, Treasurer and Chairman

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press release dated February 25, 2009	Filed herewith